Exhibit 99.1

Lifetime Brands, Inc. Reports Third Quarter Financial Results

Declares Regular Quarterly Dividend

GARDEN CITY, NY, — November 9, 2017 — Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the third quarter ended September 30, 2017.

Third Quarter Financial Highlights:

Consolidated net sales were $166.0 million, as compared to consolidated net sales of $170.1 million in the corresponding period in 2016. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales decreased 2.5%, as compared to consolidated net sales in the corresponding period in 2016.

Gross margin was $57.2 million, or 34.5%, as compared to $58.3 million, or 34.3%, for the corresponding period in 2016.

Income from operations was $9.3 million, as compared to $10.8 million for the corresponding period in 2016.

Net income was $4.3 million, or $0.29 per diluted share, as compared to net income of $6.5 million, or $0.44 per diluted share, in the corresponding period in 2016.

Adjusted net income was $5.5 million, or $0.37 per diluted share, as compared to adjusted net income of $7.5 million, or $0.52 per diluted share, in the corresponding period in 2016.

Consolidated EBITDA was $15.7 million, as compared to $16.7 million for the corresponding 2016 period.

Equity in losses, net of taxes, was $326,000, as compared to equity in losses, net of taxes, of $138,000 in the corresponding 2016 period.

Nine Months Financial Highlights:

Consolidated net sales were $396.7 million, as compared to consolidated net sales of $399.1 million for the corresponding period in 2016. In constant currency, consolidated net sales increased 0.8%.

Gross margin was $143.9 million, or 36.3%, as compared to $141.9 million, or 35.5%, for the corresponding period in 2016.

Income from operations was $4.3 million, as compared to $5.3 million, for the corresponding period in 2016.

Net income was $0.9 million, or $0.06 per diluted share, as compared to net income of $1.0 million, or $0.07 per diluted share, in the 2016 period.

Adjusted net income was $3.5 million, or $0.24 per diluted share, as compared to $3.9 million, or $0.27 per diluted share, in the 2016 period.

Consolidated EBITDA was $21.0 million, as compared to $21.7 million for the corresponding 2016 period.

Equity in earnings, net of taxes, was $0.7 million, as compared to equity in losses, net of taxes, of $0.3 million in the corresponding 2016 period.

Jeffrey Siegel, Lifetime’s Chairman and Chief Executive Officer, commented,

“The third quarter was a challenging period for Lifetime. Our quarterly results fell short of last year’s strong numbers and were also below our internal expectations, as retailers in the U.S. continued to close stores, reduce inventory levels, and adjust their strategies in an effort to offset the inroads that online shopping has made in their business. In addition, we intentionally limited sales to certain retailers due to credit concerns. Gross margin percentage in the quarter increased, partially offsetting the impact of lower net sales.

“Also, on the positive side, our e-commerce sales grew dramatically in the quarter. If our growth in online sales through pure play online retailers and online sites of our traditional customers continues at the same pace as in the third quarter, we expect such e-commerce sales fully to offset the decline in sales to traditional brick and mortar stores during 2018.

“In the U.K., the environment also has been difficult, with consumer confidence suffering from fall-out related to Brexit and the economic changes it may bring. These headwinds also impacted Lifetime Brands’ performance.

“Third quarter 2017 financial results included an unrealized foreign currency loss of $0.9 million, compared to a loss of $25,000 in the 2016 third quarter. These amounts represent mark-to-market adjustments on GBP/USD currency contracts related to purchases of inventory. The adjustments will reverse as the contracts are settled in the ordinary course of business and, therefore, are not expected to have a permanent economic impact. Excluding the non-cash mark-to market adjustments, consolidated adjusted EBITDA for the twelve months ended September 30, 2017, was in line with the prior year.

“Despite the quarter’s difficult market conditions, there were many bright spots in our performance. As noted, we have made significant progress in building our e-commerce presence. U.S. Wholesale e-commerce sales for three and nine months ended September 30, 2017 increased 59% and 51%, respectively, versus the comparable periods in 2016. The double-digit sales increases we have achieved reflect the investments we made in infrastructure, staffing and data resources in order to compete effectively in this increasingly important arena.

“We have also been forging ahead with Lifetime Next™, our comprehensive program for achieving more consistent growth and profitability in today’s complex business environment. Recent actions in the U.S. include the implementation of new programs to enable us to reduce SKU’s and to operate with lower inventories; and the opening of our new West Coast distribution center, scheduled for later this month, which will be fully operational by the end of the first quarter of 2018.

“In Europe, we are continuing with the integration of KitchenCraft and Creative Tops, which includes combining sales forces, rationalizing other positions and implementing SAP at KitchenCraft, completed during the quarter, closing our office and warehouse in the Netherlands and the finalization of plans for a new UK distribution center, scheduled to open in 2019. These measures, which we expect will lower our expenses and increase profitability beginning in 2018, are costly and negatively impacted our performance during the quarter.

“In addition, we have taken steps to grow our market share across our major product lines. We have, for example, been bringing an exciting pipeline of new kitchenware products to market that will continue into 2018. Early reception from retailers has been strong, and we expect the new items to contribute to our results in this year’s important fourth quarter and beyond.

“Given the challenging retail environment in both North America and Europe, we now expect full-year 2017 consolidated net sales to be approximately flat to last year’s (excluding foreign currency impact) and gross margin to improve approximately 25 basis points. Based on the expected sales volume, distribution and SG&A expenses (excluding the non-cash unrealized foreign currency adjustments) as a percentage of sales is expected to be slightly higher than in 2016.”

Dividend

On Tuesday, November 7, 2017, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on February 15, 2018 to shareholders of record on February 1, 2018.

Conference Call

The Company has scheduled a conference call for Thursday, November 9, 2017 at 11:00 a.m. The dial-in number for the conference call is (844) 787-0801 or (661) 378-9632, passcode # 8787399. A live webcast of the conference call will be accessible through https://edge.media-server.com/m6/p/opnkiufe. For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, adjusted net income, adjusted diluted income per common share, and consolidated adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses this non-GAAP information as an indicator of business performance. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chicago™ Metallic, Copco®, Fred® & Friends, Kitchen Craft®, Kamenstein®, Kizmos™, La Cafetière®, MasterClass®, Misto®, Mossy Oak®, Swing-A-Way® and Vasconia®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Towle® Silversmiths, Tuttle®, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including Bombay®, BUILT NY® and Debbie Meyer® . The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	Lippert/Heilshorn & Assoc.
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands - except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net sales	$165,957	$170,124	$396,706	$399,099

Cost of sales	108,769	111,802	252,780	257,232

Gross margin	57,188	58,322	143,926	141,867

Distribution expenses	13,495	14,531	39,510	40,225
Selling, general and administrative expenses	34,088	33,009	99,572	94,662
Restructuring expenses	272	—	526	1,701

Income from operations	9,333	10,782	4,318	5,279
Interest expense	(1,172)	(1,231)	(3,114)	(3,546)
Loss on early retirement of debt	—	—	(110)	(272)

Income before income taxes and equity in earnings	8,161	9,551	1,094	1,461

Income tax provision	(3,505)	(2,961)	(863)	(218)
Equity in earnings (losses), net of taxes	(326)	(138)	672	(270)

NET INCOME	$4,330	$6,452	$903	$973

Weighted-average shares outstanding - basic	14,572	14,266	14,422	14,129

BASIC INCOME PER COMMON SHARE	$0.30	$0.45	$0.06	$0.07

Weighted-average shares outstanding - diluted	15,043	14,631	14,900	14,494

DILUTED INCOME PER COMMON SHARE	$0.29	$0.44	$0.06	$0.07

Cash dividends declared per common share	$0.0425	$0.0425	$0.1275	$0.1275

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands - except share data)

	September 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,533	$7,883
Accounts receivable, less allowances of $4,658 at September 30, 2017 and $5,725 at December 31, 2016	119,732	104,556
Inventory	175,645	135,212
Prepaid expenses and other current assets	7,110	8,796
Income tax receivable	862	—

TOTAL CURRENT ASSETS	308,882	256,447

PROPERTY AND EQUIPMENT, net	20,091	21,131
INVESTMENTS	24,480	22,712
INTANGIBLE ASSETS, net	90,045	89,219
DEFERRED INCOME TAXES	8,458	8,459
OTHER ASSETS	1,768	1,886

TOTAL ASSETS	$453,724	$399,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of Credit Agreement Term Loan	$—	$9,343
Short term loan	123	113
Accounts payable	47,987	29,698
Accrued expenses	45,339	45,212
Income taxes payable	—	6,920

TOTAL CURRENT LIABILITIES	93,449	91,286

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	17,429	18,973
DEFERRED INCOME TAXES	6,290	5,666
REVOLVING CREDIT FACILITY	128,457	86,201

STOCKHOLDERS’ EQUITY

Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 50,000,000 at September 30, 2017 and December 31, 2016; shares issued and outstanding: 14,797, 199 at September 30, 2017 and 14,555,936 at December 31, 2016	148	146
Paid-in capital	177,459	173,600
Retained earnings	59,900	60,981
Accumulated other comprehensive loss	(29,408)	(36,999)

TOTAL STOCKHOLDERS’ EQUITY	208,099	197,728

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$453,724	$399,854

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2017	2016
OPERATING ACTIVITIES
Net income	$903	$973
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	10,697	11,744
Amortization of financing costs	401	513
Deferred rent	(469)	(125)
Stock compensation expense	2,482	2,115
Undistributed equity in (earnings) losses, net	(644)	270
Loss (gain) on disposal of fixed assets	—	(23)
Loss on early retirement of debt	110	272
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	(10,524)	(42,360)
Inventory	(32,508)	(34,552)
Prepaid expenses, other current assets and other assets	1,901	(412)
Accounts payable, accrued expenses and other liabilities	14,539	38,410
Income taxes receivable	(862)	(1,967)
Income taxes payable	(6,949)	(5,246)

NET CASH USED IN OPERATING ACTIVITIES	(20,923)	(30,388)

INVESTING ACTIVITIES
Purchases of property and equipment	(4,269)	(1,982)
Proceeds from disposition of GSI	—	567
Acquisitions	(9,072)	(9,382)

NET CASH USED IN INVESTING ACTIVITIES	(13,341)	(10,797)

FINANCING ACTIVITIES
Proceeds from Revolving Credit Facility	191,087	200,144
Repayments of Revolving Credit Facility	(149,289)	(136,175)
Repayment of Credit Agreement Term Loan	(9,500)	(23,000)
Proceeds from Short Term Loan	119	118
Payments on Short Term Loan	(114)	(248)
Payments of financing costs	(39)	(13)
Payments for capital leases	(72)	(55)
Payments of tax withholding for stock based compensation	(188)	(74)
Proceeds from exercise of stock options	1,453	1,217
Cash dividends paid	(1,855)	(1,804)

NET CASH PROVIDED BY FINANCING ACTIVITIES	31,602	40,110

Effect of foreign exchange on cash	312	(225)

DECREASE IN CASH AND CASH EQUIVALENTS	(2,350)	(1,300)

Cash and cash equivalents at beginning of period	7,883	7,131

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,533	$5,831

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Consolidated adjusted EBITDA for the Four Quarters Ended September 30, 2017
Three months ended September 30, 2017	$15,683
Three months ended June 30, 2017 (1)	2,817
Three months ended March 31, 2017 (1)	2,546
Three months ended December 31, 2016 (1)	24,741

Total for the four quarters	$45,787

Consolidated adjusted EBITDA for the Four Quarters Ended September 30, 2016
Three months ended September 30, 2016 (1)	$16,677
Three months ended June 30, 2016 (1)	4,994
Three months ended March 31, 2016 (1)	69
Three months ended December 31, 2015 (1)	23,839

Total for the four quarters	$45,579

(1)	Consolidated adjusted EBITDA for the three months ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015 presented above have been re-cast to exclude the non-cash gains and losses related to the Company’s derivative financial instruments not designated as hedging instruments, recognized in earnings. These non-cash gains and losses are permitted to be excluded from the EBITDA covenant in the Company’s Credit Agreement.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated adjusted EBITDA:

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Net income (loss) as reported	$4,330	$(2,096)	$(1,331)	$14,747
Subtract out:
Undistributed equity in (earnings) losses, net	326	(430)	(540)	(814)
Add back:
Income tax provision (benefit)	3,505	(1,698)	(944)	6,812
Interest expense	1,172	1,001	941	1,257
Loss on early retirement of debt	—	110	—	—
Depreciation and amortization	4,063	3,348	3,286	2,404
Stock compensation expense	952	726	804	827
Permitted acquisition related expenses, net of acquisitions not completed	166	(9)	35	(852)
Restructuring expenses	272	254	—	719
Severance expense	—	155	—	—
Unrealized loss (gain) on foreign currency contracts	897	1,456	295	(359)

Consolidated adjusted EBITDA	$15,683	$2,817	$2,546	$24,741

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Net income (loss) as reported	$6,452	$(1,191)	$(4,288)	$11,006
Subtract out:
Undistributed equity in (earnings) losses, net	138	(18)	150	(517)
Add back:
Income tax provision (benefit)	2,961	(473)	(2,270)	5,962
Interest expense	1,231	1,122	1,193	1,402
Loss on early retirement of debt	—	272	—	—
Depreciation and amortization	4,682	3,578	3,484	3,500
Stock compensation expense	825	487	803	2,972
Contingent consideration	—	—	—	(876)
Permitted acquisition related expenses	363	369	555	3
Restructuring expenses	—	1,060	641	437
Unrealized loss (gain) on foreign currency contracts	25	(212)	(199)	(50)

Consolidated adjusted EBITDA	$16,677	$4,994	$69	$23,839

Consolidated EBITDA is a non-GAAP measure that the Company defines as net income (loss), adjusted to exclude undistributed equity in earnings (losses), income taxes, interest, losses on early retirement of debt, depreciation and amortization, stock compensation expense, contingent consideration, certain acquisition related expenses, restructuring expenses, non-restructuring severance expense and non-cash gains or losses associated with the Company’s foreign currency contracts, as shown in the tables above.

Consolidated adjusted EBITDA for the three months ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015 presented above have been re-cast to exclude the non-cash gains and losses related to the Company’s derivative financial instruments not designated as hedging instruments, recognized in earnings. These non-cash gains or losses are permitted to be excluded from the EBITDA covenant in the Company’s Credit Agreement.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands - except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net income and adjusted diluted income per common share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income as reported	$4,330	$6,452	903	$973
Adjustments:
Acquisition related expenses (adjustments), net	166	363	192	1,287
Depreciation expense adjustment	—	1,327	—	1,327
Loss on early retirement of debt	—	—	110	272
Restructuring expenses	272	—	526	1,701
Severance expenses	—	—	155	—
Unrealized loss (gain) on foreign currency contracts	897	25	2,648	(386)
Deferred tax (benefit) expense for foreign currency translation for Grupo Vasconia	127	62	(238)	517
Income tax effect on adjustments	(291)	(681)	(794)	(1,758)

Adjusted net income	$5,501	$7,548	$3,502	$3,933

Adjusted diluted income per common share	$0.37	$0.52	$0.24	$0.27

Adjusted net income and adjusted diluted income per common share in the three and nine months ended September 30, 2017 excludes acquisition related expenses, loss on early retirement of debt, restructuring expenses, non-restructuring severance expense, the unrealized loss on foreign currency contracts, deferred tax (benefit) expense related to our equity earnings of Vasconia due to recording the tax benefit of cumulative translation gains through other comprehensive income (loss) and the related income tax effect on adjustments. Adjusted net income and adjusted diluted income per common share in the three and nine months ended September 30, 2016 excludes acquisition related expenses, a charge to correct accumulated depreciation balance relating to certain leasehold improvements at one of the Company’s U.S. warehouses, loss on early retirement of debt, restructuring expenses, the unrealized (gain) loss on foreign currency contracts, deferred tax expense related to our equity earnings of Vasconia due to recording the tax benefit of cumulative translation losses through other comprehensive income and the related income tax effect on adjustments.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

	As Reported			Constant Currency (1)
	Three Months Ended			Three Months Ended				Year-Over-Year
	September 30,			September 30,				Increase (Decrease)
	2017	2016	Increase (Decrease)	2017	2016	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
Net sales
U.S. Wholesale	$137,096	$139,607	$(2,511)	$137,096	$139,621	$(2,525)	$14	(1.8)%	(1.8)%	—%
International	25,330	26,736	(1,406)	25,330	26,740	(1,410)	4	(5.3)%	(5.3)%	—%
Retail Direct	3,531	3,781	(250)	3,531	3,781	(250)	—	(6.6)%	(6.6)%	—%

Total net sales	$165,957	$170,124	$(4,167)	$165,957	$170,142	$(4,185)	$18	(2.5)%	(2.5)%	—%

	As Reported			Constant Currency (1)
	Nine Months Ended			Nine Months Ended				Year-Over-Year
	September 30,			September 30,				Increase (Decrease)
	2017	2016	Increase (Decrease)	2017	2016	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
Net sales
U.S. Wholesale	$319,258	$314,613	$4,645	$319,258	$314,641	$4,617	$28	1.5%	1.5%	—%
International	65,923	71,969	(6,046)	65,923	66,492	(569)	(5,477)	(0.9)%	(8.4)%	(7.5)%
Retail Direct	11,525	12,517	(992)	11,525	12,517	(992)	—	(7.9)%	(7.9)%	—%

Total net sales	$396,706	$399,099	$(2,393)	$396,706	$393,650	$3,056	$(5,449)	0.8%	(0.6)%	(1.4)%

(1)	“Constant Currency” is determined by applying the 2017 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency sales growth is intended to exclude the impact of currency.